UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2016

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2016, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a Unit Purchase Agreement with Bandera Partners LLC, a Delaware limited liability company, pursuant to which the Partnership agreed to purchase 1,300,000 common units in a private transaction for aggregate consideration of approximately $11.3 million. This transaction closed on August 8, 2016. As reported in its Form 13F filed May 13, 2016, Bandera Partners, LLC owned approximately 8.5% of our common units outstanding as of March 31, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.

By:	Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury

Name:	Richard Ambury
Title:	Chief Financial Officer

Date: August 9, 2016